Exhibit 4.2

DEL MONTE FOODS COMPANY

1998 STOCK INCENTIVE PLAN

(As Amended Through November 15, 2000)

1. Purpose of the Plan

This Del Monte Foods Company 1998 Stock Incentive Plan is intended to promote the interests of the Company by encouraging the Company's employees, nonemployee directors and consultants of the Company to continue in the service of the Company, and to provide such persons with incentives and rewards for superior management, growth and protection of the business of the Company.

2. Definitions

As used in the Plan, the following definitions apply to the terms indicated below:

(a) "Board of Directors" shall mean the Board of Directors of Del Monte.

(b) "Cause," when used in connection with the termination of a Participant's employment with the Company, shall mean (i) dishonesty; (ii) deliberate and continual refusal to perform employment duties on substantially a full-time basis; (iii) failure to act in accordance with any specific lawful instructions given to the Participant in connection with the performance of his duties for the Company or any of its Subsidiaries or affiliates, unless the Participant has an existing Disability; or (iv) deliberate misconduct which is reasonably likely to be materially damaging to the Company without a reasonable good faith belief by the Participant that such conduct was in the best interests of the Company. Notwithstanding the foregoing provisions of this Section 2(b), "Cause," when used in connection with the termination of the employment with the Company of a Participant who at the time of such termination is a party to a written employment or retention agreement with the Company, shall have the meaning assigned to such term in such agreement.

(c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

(d) "Committee" shall mean the Compensation Subcommittee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan.

(e) "Common Stock" shall mean Del Monte's common stock, $0.01 par value per share.

(f) "Company" shall mean Del Monte and each of its Subsidiaries.

(g) "Consultant" shall mean any consultant, independent contractor, or other person who provides significant services to the Company, but who is neither an Employee nor a Director.

(h) "Director" shall mean a member of the Board of Directors, whether or not such individual also is an Employee.

(i) "Disability" shall mean physical or mental disability as a result of which the Participant is unable to perform his duties with the Company on substantially a full-time basis for any period of six (6) consecutive months. Any dispute as to whether or not the Participant is so disabled shall be resolved by a physician reasonably acceptable to the Participant and the Company whose determination shall be final and binding upon both the Participant and the Company. Notwithstanding the foregoing provisions of this Section 2(i), "Disability," when used in connection with the termination of the employment with the Company of a Participant who at the time of such termination is a party to a written employment or retention agreement with the Company, shall have the meaning assigned to such term in such agreement.

(j) "Employee" shall mean any employee of the Company, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

(k) the "Fair Market Value" of a share of Common Stock with respect to any day shall be (i) the average of the high and low sales prices on such day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its absolute discretion.

(l) "Incentive Award" shall mean an Option, Tandem SAR, Stand-Alone SAR or Stock Bonus granted pursuant to the terms of the Plan.

(m) "Incentive Stock Option" shall mean an Option which is an "incentive stock option" within the meaning of Section 422 of the Code and which is identified as an Incentive Stock Option in the agreement by which it is evidenced.

(n) "Non-Qualified Stock Option" shall mean an Option which is not an Incentive Stock Option and which is identified as a Non- Qualified Stock Option in the agreement by which it is evidenced.

(o) "Del Monte" shall mean Del Monte Foods Company, a Delaware corporation, and its successors.

(p) "Option" shall mean an option to purchase shares of Common Stock of Del Monte granted pursuant to Section 6 hereof. Each Option shall be identified as either an Incentive Stock Option or a Non-Qualified Stock Option in the agreement by which it is evidenced.

(q) "Participant" shall mean an Employee, Director or Consultant to whom an Incentive Award is granted pursuant to the Plan, and upon his death, his successors, heirs, executors and administrators, as the case may be.

(r) "Plan" shall mean this Del Monte Foods Company 1998 Stock Incentive Plan, as it may be amended from time to time.

(s) "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and any future regulation amending, supplementing or superseding such regulation.

(t) "Section 16 Person" shall mean a person who, with respect to the Common Stock, is subject to Section 16 of the Securities Exchange Act of 1934, as amended.

(u) "Stand-Alone SAR" shall mean a stock appreciation right granted pursuant to Section 8 hereof which is not related to any Option.

(v) "Stock Bonus" shall mean a grant of a bonus payable in shares of Common Stock pursuant to Section 9 hereof.

(w) "Subsidiary" shall mean any "subsidiary corporation" within the meaning of Section 424(f) of the Code.

(x) "Tandem SAR" shall mean a stock appreciation right granted pursuant to Section 7 hereof which is related to an Option. Each Tandem SAR shall be exercisable only to the extent its related Option is exercisable and only in the alternative to the exercise of its related Option.

(y) "Change of Control" shall mean the occurrence of one or more of the following events:

(1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof (a "Person") or group of related Persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (a "Group"), together with any Affiliates (as defined below) thereof other than to TPG Partners, L.P. ("TPG") or its Affiliates;

(2) the approval by the holders of any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock, of the Company ("Capital Stock") of any plan or proposal for the liquidation or dissolution of the Company;

    (i) any Person or Group (other than TPG or its Affiliates) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock (the "Voting Stock") of the Company and (ii) TPG and its Affiliates shall beneficially own, directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of the Company than such other Person or Group; or
    the replacement of a majority of the Board of Directors over a two-year period from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously approved or who were nominated by, or designees of TPG or its Affiliates (any such individual who was a director at the beginning of such period or is so approved, nominated or designated being referred to herein as an "Incumbent Director"); provided, however, that no individual shall be considered an Incumbent Director if the individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or
    a merger or consolidation involving the Company in which the Company is not the surviving corporation, or a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, or any other similar transaction.

For purposes of this Section 2(y), "Affiliate" shall mean, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative of the foregoing.

(z) A "Public Market" for the Common Stock shall be deemed to exist if the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, or if trading regularly occurs in such Common Stock in, on or through the facilities of securities exchanges and/or inter-dealer quotation systems in the United States (within the meaning of Section 902(n) of the Securities Act of 1933, as amended) or any designated offshore securities market (within the meaning of Rule 902(a) of the Securities Act of 1933, as amended).

3. Stock Subject to the Plan

(a) Maximum Shares Available for Delivery. Subject to 10 hereof, the maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of (i) 6,065,687, and (ii) any shares of Common Stock that are represented by awards granted under any prior plan of the Company, which are forfeited, expire or are canceled without the delivery of shares of Common Stock or which result in the forfeiture of shares of Common Stock back to the Company; provided, however, that in no event shall such maximum number of shares of Common Stock exceed a number of shares which is equal to 30% of the then outstanding shares of Del Monte (any convertible preferred or convertible senior common shares of Del Monte will be counted as if on a converted basis). In addition, any shares of Common Stock granted under the Plan which are forfeited back to the Company because of the failure to meet an Incentive Award contingency or condition shall again be available for delivery pursuant to new Incentive Awards granted under the Plan. Any shares of Common Stock covered by an Incentive Award (or portion of an Incentive Award) granted under the Plan, which is forfeited or canceled, expires or is settled in cash, including the settlement of tax withholding obligations using shares of Common Stock, shall be deemed not to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the respective plan. Likewise, if any Option is exercised by tendering shares of Common Stock, either actually or by attestation, to the Company as full or partial payment for such exercise under this Plan or any prior plan of the Company, only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. Further, shares of Common Stock issued under the Plan through the settlement, assumption or substitution of outstanding Incentive Awards or obligations to grant future Incentive Awards as a condition of the Company acquiring another entity shall not reduce the maximum number of shares of Common Stock available for delivery under the Plan. Shares of Common Stock issued under the Plan may be either newly issued shares or treasury shares, as determined by the Committee.

(b) Payment Shares. Subject to the overall limitation on the number of shares of Common Stock that may be delivered under the Plan, the Committee may, in addition to granting Incentive Awards under Section 4, use available shares of Common Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company, including those of any entity acquired by the Company.

(c) Maximum Shares Per Participant. Subject to adjustment from time to time as provided in Section 10, not more that 500,000 shares of Common Stock may be made subject to Incentive Awards under the Plan to any individual in the aggregate in any one fiscal year of the Company, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

4. Administration of the Plan

The Plan shall be administered by a Committee of the Board of Directors consisting of two or more persons, each of whom shall be a "nonemployee director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code, unless otherwise determined by the Board of Directors. The Committee shall from time to time designate the key employees of the Company who shall be granted Incentive Awards and the amount and type of such Incentive Awards.

The Committee shall have full discretionary authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Incentive Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors. Decisions of the Committee shall be final and binding on all parties, and shall be given the maximum deference permitted by law.

The Committee may, in its absolute discretion, accelerate the date on which any Option or Stand-Alone SAR granted under the Plan becomes exercisable or, subject to Section 6(c)(1) hereof, extend the term of any Option or Stand-Alone SAR granted under the Plan.

Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee.

No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and Del Monte shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5. Eligibility

The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be such Employees, Directors and Consultants as the Committee shall select from time to time.

6. Options

The Committee may grant Options pursuant to the Plan to Participants, which Options shall be evidenced by agreements in such form as the Committee shall from time to time approve. Options shall comply with and be subject to the following terms and conditions:

(a) Identification of Options. All Options granted under the Plan shall be clearly identified in the agreement evidencing such Options as either Incentive Stock Options or as Non-Qualified Stock Options.

(b) Exercise Price. The exercise price of any Non-Qualified Stock Option granted under the Plan shall be such price as the Committee shall determine on the date on which such Non-Qualified Stock Option is granted and shall not be less than 85% of the Fair Market Value of a share of Common Stock on the date on which such Non-Qualified Stock Option is granted; provided, that the exercise price of any Non-Qualified Stock Option granted to (i) an individual who is a "covered employee" within the meaning of Section 162(m) of the Code shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Non-Qualified Stock Option is granted, or (ii) an individual, who at the time of the proposed grant owns stock possessing more than ten percent of the total combined voting power of all classes of stock of Del Monte or any of its Subsidiaries, shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date on which such Non-Qualified Stock Option is granted.

(c) Term and Exercise of Options.

(1) Each Option shall be exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on the day on which such Option is granted and set forth in the Option agreement with respect to such Option; provided, however, that no Option will be exercisable after the expiration of ten years from the date the Option is granted; and provided, further, that each Option shall be subject to earlier expiration, termination, cancellation or exercisability as provided in this Plan. Subject to earlier termination of the Option as determined by the Committee, each Participant who is not an officer, Director or Consultant of the Company or of a Subsidiary shall have the right to exercise an Option at the rate of at least twenty percent over five years from the date such Option is granted.

(2) Each Option shall be exercisable in whole or in part, subject to the provisions of the applicable Option agreement. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3) An Option shall be exercised by delivering written notice to Del Monte's principal office, to the attention of the office specified by Del Monte. Such notice shall specify the number of shares of Common Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (i) by tendering previously acquired shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total exercise price, or (ii) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Common Stock, and to be consistent with the purposes of the Plan. In the event that, prior to the existence of a Public Market for the Common Stock, a Participant elects to pay the exercise price upon the exercise of an Option by the tender of previously-owned shares, the delivery by Del Monte of certificates representing the shares of Common Stock purchased upon such exercise shall be deferred pending a determination of the exact number of the shares of Common Stock required to be tendered by the Participant.

(4) Any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of a Participant if (i) the broker- dealer has received from the Participant or Del Monte a fully- and duly-endorsed agreement evidencing such Option and instructions signed by the Participant requesting Del Monte to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise or, in the case of an Incentive Stock Option, the disposition of such shares and (iii) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220.

(5) Certificates for shares of Common Stock purchased upon the exercise of an Option (which may be in book entry form) shall be issued in the name of the Participant and delivered to the Participant as soon as practicable following the effective date on which the Option is exercised.

(6) During the lifetime of a Participant, each Option granted to him shall be exercisable only by him. No Option shall be assignable or transferable other than by will, the laws of descent and distribution, or to the limited extent provided in Paragraph 17 hereof.

(7) Subject to earlier termination pursuant to Section 7(b)(2) and 10(d), exercise of an Option shall always be subject to the following:

(i) In the event of the termination of the employment of a Participant with the Company for Cause, each Option then outstanding shall expire and be cancelled upon such termination.

(ii) In the event that the employment of a Participant with the Company shall be terminated other than by the Company for Cause or on account of Disability or death of the Participant (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of ninety (90) days after such termination, on which date they shall expire, and (B) Options granted to such participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

(iii) In the event that the employment of a Participant with the Company shall terminate on account of Disability or death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of one (1) year after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of the business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

(d) Limitations on Grant of Incentive Stock Options

(1) The aggregate Fair Market Value of shares of Common Stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company (or any "subsidiary" of Del Monte as such term is defined in Section 424 of the Code) shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such incentive stock option is granted. In the event that the aggregate Fair Market Value of shares of Common Stock with respect to such incentive stock options exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged. In the absence of such Regulations (and authority), or in the event such Regulations (or authority) require or permit a designation of the options which shall cease to constitute incentive stock options, Incentive Stock Options shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

(2) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of Del Monte or any of its "subsidiaries" (within the meaning of Section 424 of the Code), unless (i) the exercise price of such Incentive Stock Option is at least one hundred and ten percent of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(3) Only Employees are eligible to be granted Incentive Stock Options. Directors and Consultants are not eligible to be granted Incentive Stock Options.

(e) Cash Bonuses and Loans

(1) The Committee may, in its absolute discretion, grant to any Participant a cash bonus in an amount determined by the Committee to enable the Participant to pay any federal, state or local income taxes arising out of the exercise of an Option.

(2) The Committee may, in its absolute discretion, provide a loan to any Participant in an amount determined by the Committee to enable the Participant to pay (i) any federal, state or local income taxes arising out of the exercise of an Option or (ii) the exercise price with respect to any Option. Any such loan (i) shall be for such term and at such rate of interest as the Committee may determine, (ii) shall be evidenced by a promissory note in a form determined by the Committee and executed by the Participant and (iii) shall be subject to such other terms and conditions as the Committee may determine.

    Consequences Upon Certain Transactions. Not more than ten (10) days prior to a Change of Control, all outstanding Options and Stand-Alone SARs shall vest and become immediately exercisable.

7. Tandem Stock Appreciation Rights

The Committee may grant in connection with any Option granted hereunder one or more Tandem SARs relating to a number of shares of Common Stock less than or equal to the number of shares of Common Stock subject to the related Option. Notwithstanding anything herein to the contrary, no Tandem SARs shall be granted prior to the existence of a Public Market for the Common Stock. A Tandem SAR may be granted at the same time as, or subsequent to the time that, its related Option is granted. Each Tandem SAR shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Tandem SARs shall comply with and be subject to the following terms and conditions:

(a) Benefit Upon Exercise. The exercise of a Tandem SAR with respect to any number of shares of Common Stock shall entitle a Participant to (i) a cash payment, for each such share, equal to the excess of (A) the Fair Market Value of a share of Common Stock on the effective date of such exercise over (B) the exercise price of the related Option, (ii) the issuance or transfer to the Participant of a number of shares of Common Stock which on the date of the exercise of the Tandem SAR have a Fair Market Value equal to such excess or (iii) a combination of cash and shares of Common Stock in amounts equal to such excess, all as determined by the Committee in its discretion.

(b) Term and Exercise of Tandem SAR.

(1) A Tandem SAR shall be exercisable at the same time and to the same extent (on a proportional basis, with any fractional amount being rounded down to the immediately preceding whole number) as its related Option.

(2) The exercise of a Tandem SAR with respect to a number of shares of Common Stock shall cause the immediate and automatic cancellation of its related Option with respect to an equal number of shares. The exercise of an Option, or the cancellation, termination or expiration of an Option (other than pursuant to this Paragraph (2)), with respect to a number of shares of Common Stock shall cause the automatic and immediate cancellation of its related Tandem SARs to the extent that the number of shares of Common Stock subject to such Option after such exercise, cancellation, termination or expiration is less than the number of shares subject to such Tandem SARs. Such Tandem SARs shall be cancelled in the order in which they became exercisable.

(3) Each Tandem SAR shall be exercisable in whole or in part, as provided in the applicable agreement. The partial exercise of a Tandem SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(4) During the lifetime of a Participant, each Tandem SAR granted to him shall be exercisable only by him. No Tandem SAR shall be assignable or transferable other than by will, the laws of descent and distribution, or as provided in Paragraph 17 hereof and otherwise than together with its related Option.

(5) A Tandem SAR shall be exercised by delivering written notice to Del Monte's principal office, to the attention of the office specified by Del Monte. Such notice shall specify the number of shares of Common Stock with respect to which the Tandem SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant.

8. Stand-Alone Stock Appreciation Rights

The Committee may grant Stand-Alone SARs pursuant to the Plan, which Stand-Alone SARs shall be evidenced by agreements in such form as the Committee shall from time to time approve. Notwithstanding anything herein to the contrary, no Stand-Alone SARs shall be granted prior to the existence of a Public Market for the Common Stock. Stand-Alone SARs shall comply with and be subject to the following terms and conditions:

(a) Exercise Price. The exercise price of any Stand-Alone SAR granted under the Plan shall be determined by the Committee at the time of the grant of such Stand-Alone SAR.

(b) Benefit Upon Exercise. The exercise of a Stand-Alone SAR with respect to any number of shares of Common Stock shall entitle a Participant to (i) a cash payment, for each such share, equal to the excess of (A) the Fair Market Value of a share of Common Stock on the effective date of such exercise over (B) the exercise price of the Stand-Alone SAR, (ii) the issuance or transfer to the Participant of a number of shares of Common Stock which on the date of the exercise of the Stand-Alone SAR have a Fair Market Value equal to such excess or (iii) a combination of cash and shares of Common Stock in amounts equal to such excess, all as determined by the Committee in its absolute discretion.

(c) Term and Exercise of Stand-Alone SARs

(1) Each Stand-Alone SAR shall be exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee and set forth in the Stand-Alone SAR agreement with respect to such Stand-Alone SAR. Each Stand-Alone SAR shall be subject to such termination, expiration or cancellation provisions as provided in the agreement evidencing such Stand-Alone SAR.

(2) Each Stand-Alone SAR may be exercised in whole or in part, as provided in the applicable agreement. The partial exercise of a Stand-Alone SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3) A Stand-Alone SAR shall be exercised by delivering written notice to Del Monte's principal office, to the attention of the office designated by Del Monte. Such notice shall specify the number of shares of Common Stock with respect to which the Stand-Alone SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant.

(4) During the lifetime of a Participant, each Stand-Alone SAR granted to him shall be exercisable only by him. No Stand-Alone SAR shall be assignable or transferable otherwise than by will, the laws of descent and distribution, or to the limited extent provided in Paragraph 17 hereof.

9. Stock Bonuses

The Committee may grant Stock Bonuses in such amounts as it shall determine from time to time. A Stock Bonus shall be paid at such time and subject to such conditions as the Committee shall determine at the time of the grant of such Stock Bonus. Notwithstanding anything herein to the contrary, no Stock Bonus shall be granted prior to the existence of a Public Market for the Common Stock. Certificates for shares of Common Stock granted as a Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is required to be paid.

10. Adjustment Upon Changes in Common Stock

(a) Shares Available for Grants. In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Options, Stand-Alone SARs and Stock Bonuses shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Common Stock with respect to which Options, Stand-Alone SARs and Stock Bonuses may be granted as the Committee may deem appropriate.

(b) Outstanding Options, Tandem SARs and Stand-Alone SARs - Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of Del Monte, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by Del Monte, the Committee shall proportionally adjust the number of shares of Common Stock subject to each outstanding Option, Tandem SAR and Stand-Alone SAR and the exercise price per share of Common Stock of each such Option, Tandem SAR and Stand-Alone SAR.

(c) Outstanding Options, Tandem SARs and Stand-Alone SARs - Certain Mergers. Subject to any required action by the stockholders of Del Monte, in the event that Del Monte shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each Option, Tandem SAR and Stand-Alone SAR outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to such Option, Tandem SAR or Stand-Alone SAR would have received in such merger or consolidation.

(d) Outstanding Options, Tandem SARs and Stand-Alone SARs - Certain Other Transactions. In the event of a dissolution or liquidation of Del Monte, or a sale of all or a substantial portion of the Common Stock held by TPG, the Committee shall have the power to:

(i) cancel, effective immediately prior to the occurrence of such event, each Option (including each Tandem-SAR related thereto) and Stand-Alone SAR outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Option or Stand-Alone SAR was granted an amount in cash, for each share of Common Stock subject to such Option or Stand-Alone SAR, respectively, equal to the excess of (A) the value, as determined by the Committee in good faith, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (B) the exercise price of such Option or Stand-Alone SAR; or

(ii) permit Participants to exercise their Options (or Tandem SARs related thereto) and Stand-Alone SARs and participate in such transaction on a basis no less favorable than that afforded other owners of Common Stock.

(e) Outstanding Options, Tandem SARs and Stand-Alone SARs - Other Changes. In the event of any change in the capitalization of Del Monte or corporate change other than those specifically referred to in Sections 10(b), (c) or (d) hereof, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Options, Tandem SARs and Stand-Alone SARs outstanding on the date on which such change occurs and in the per share exercise price of each such Option, Tandem SAR and Stand-Alone SAR as the Committee may consider appropriate to prevent dilution or enlargement of rights.

(f) No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of Del Monte or any other corporation. Except as expressly provided in the Plan, no issuance by Del Monte of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Incentive Award or the exercise price of any Option, Tandem SAR or Stand-Alone SAR.

11. Rights as a Stockholder

(a) No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Incentive Award granted pursuant to this Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 10 hereof, no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

(b) Notwithstanding anything herein to the contrary, prior to the existence of a Public Market, Del Monte shall not be obligated to cause to be issued or delivered to or for the benefit of any Participant any certificates evidencing shares of Common Stock pursuant to the Plan unless and until such Participant executes a Stockholders' Agreement in the form attached hereto as Exhibit A. Del Monte shall comply with Section 260.140.1 of Title 10 of the California Code of Regulations with respect to the voting rights of Common Stock.

(c) Del Monte will provide financial statements to each Participant prior to such Participant's purchase of shares of Common Stock under the Plan, and to each Participant annually during the period such Participant has Options outstanding, or as otherwise required under Section 260.140.46 of Title 10 of the California Code of Regulations. Notwithstanding the foregoing, Del Monte will not be required to provide such financial statements to Participants when issuance is limited to key employees whose services in connection with Del Monte assure them access to equivalent information.

12. No Special Employment Rights; No Right to Incentive Award

Nothing contained in the Plan or any Incentive Award shall confer upon any Participant any right with respect to the continuation of his employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

No person shall have any claim or right to receive an Incentive Award hereunder. The Committee's granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

13. Securities Matters

(a) Del Monte shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, Del Monte shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until Del Monte is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b) The exercise of any Option granted hereunder shall only be effective at such time as counsel to Del Monte shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. Del Monte may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. Del Monte shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

(c) In the event that the Committee defers the effectiveness of the exercise of a Participant of an Option granted hereunder in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws, such Participant may elect, by delivery of written notice by the Participant to the Company not later than thirty (30) days following his receipt of notice of such deferral or the expiration of such deferral, to surrender the exercisable portion of such Option (or any portion thereof) to the Company in consideration for a lump sum payment in cash in an amount equal to the product of (A) the excess of (i) the value of a share of Common Stock as determined by the Board of Directors as of the date of surrender over (ii) the per share exercise price of the Option and (B) the number of shares with respect to which such Participant desires and is entitled to exercise such Option. Notice shall be delivered in person or by certified mail, return receipt requested and shall be deemed to have been given when personally delivered or three (3) days after mailing.

14. Withholding Taxes

(a) Cash Remittance. Whenever shares of Common Stock are to be issued upon the exercise of an Option or the grant of a Stock Bonus, Del Monte shall have the right to require the Participant to remit to Del Monte in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise prior to the delivery of any certificate or certificates for such shares. In addition, upon the exercise of a Tandem SAR or Stand-Alone SAR, Del Monte shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise.

(b) Stock Remittance. At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise of an Option or the grant of a Stock Bonus, the Participant may tender to Del Monte a number of shares of Common Stock determined by such Participant, the Fair Market Value of which at the tender date the Committee determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or grant and not greater than the Participant's estimated total federal, state and local tax obligations associated with such exercise or grant. Such election shall satisfy the Participant's obligations under Paragraph 14(a) hereof. In the event that a Participant makes an election pursuant to this Section 14(b) prior to the existence of a Public Market for the Common Stock, the delivery by Del Monte of certificates representing the shares of Common Stock purchased upon such exercise shall be deferred pending a determination of the exact number of the shares of Common Stock required to be tendered or withheld.

(c) Stock Withholding. At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise of an Option or the grant of a Stock Bonus, Del Monte shall withhold a number of such shares determined by such Participant, the Fair Market Value of which at the exercise date the Committee determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or grant and is not greater than the Participant's estimated total federal, state and local tax obligations associated with such exercise or grant. Such election shall satisfy the Participant's obligations under Paragraph 14(a) hereof.

15. Amendment of the Plan

The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the stockholders no revision or amendment shall except as provided in Section 10 hereof, increase the number of shares of Common Stock that may be issued under the Plan.

16. No Obligation to Exercise

The grant to a Participant of an Option, Tandem SAR or Stand-Alone SAR shall impose no obligation upon such Participant to exercise such Option, Tandem SAR or Stand-Alone SAR.

17. Transfers Upon Death

If permitted by the Committee, a Participant may name a beneficiary or beneficiaries to whom any vested but unpaid Incentive Award shall be paid in the event of the Participant's death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan and of the applicable Incentive Award agreement, any unexercised vested Incentive Award may be exercised by the administrator or executor of the Participant's estate. No such transfer or distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind Del Monte unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

18. Expenses and Receipts

The expenses of the Plan shall be paid by Del Monte. Any proceeds received by Del Monte in connection with any Incentive Award will be used for general corporate purposes.

19. Failure to Comply

In addition to the remedies of Del Monte elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant evidencing an Incentive Award, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

20. Compliance with Rule 16b-3

Transactions under this Plan with respect to Section 16 Persons are intended to comply with all applicable conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. To the extent any provision of the Plan, Incentive Award agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

21. Applicable Law

The Plan will be administered in accordance with the laws of the State of California, without reference to its principles of conflicts of law.

22. Effective Date

The Plan shall commence on May 29, 1998 (the date of adoption of the Plan), and subject to Paragraph 15 (regarding the Board's right to amend or terminate the Plan), shall remain in effect thereafter. The Plan shall be approved by stockholders of Del Monte within twelve months before or after the effective date of the Plan. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after May 29, 2006.